UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 23, 2016

SENTIO HEALTHCARE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orlando, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

Estimated Per-Share Value

On March 23, 2016, the Board of Directors of Sentio Healthcare Properties, Inc. (the “Company” “we” or “us”) approved an estimated per-share value of our common stock calculated as of December 31, 2015. A copy of the press release announcing the estimated net asset value per-share is included as Exhibit 99.1 to this Current Report on Form 8-K.

Distribution Reinvestment Plan

In accordance with the terms of our distribution reinvestment plan, effective March 23, 2016, the purchase price of shares under our distribution reinvestment plan will increase to $12.45 per share, our most recently announced estimated per-share value.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release dated March 24, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: March 28, 2016	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer